SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 2, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information sets forth certain recent developments and the financial and operating results for Winthrop Realty Trust (the “Company”) for the second quarter ended June 30, 2012. All per share amounts are on a diluted basis.

Financial Results

Three Months Ended June 30, 2012

Net income applicable to common shares for the quarter ended June 30, 2012 was $571,000, or $0.02 per common share as compared with net income per common share of $3.7 million or $0.11 per common share for the quarter ended June 30, 2011.  The decrease in per common share amounts is directly attributable to the effect of the full second quarter dividend payable on the Series D preferred shares issued in March 2012.  The $77.7 million in proceeds from the offering along with capital recycled from certain liquidated investments have been invested or committed to investments but the expected positive impact to earnings from such investments will not begin to be recognized until the third quarter.  In addition, as a value investor some of the Company's more recent investments, such as the Southern California portfolio loan, have returns that are less weighted to a current coupon, but have a return that will be recognized through a liquidation event at the end of the investment life.

For the quarter ended June 30, 2012, the Company reported Funds from Operations ("FFO") applicable to common shares of $8.1 million, or $0.24 per common share as compared with FFO of $12.3 million, or $0.38 per common share for the second quarter of 2011.

Six Months Ended June 30, 2012

Net income applicable to common shares for the six months ended June 30, 2012 was $7.9 million or $0.24 per common share as compared with net income of $10.8 million or $0.36 per common share for the same period ended June 30, 2011.  The reasons for the decrease in per common share amounts are the same as reported above for the decline in the three month operating results.

FFO for the six months ended June 30, 2012 was $22.1 million or $0.67 per common share as compared with FFO of $24.3 million, or $0.81 per common share for the six months ended June 30, 2011.

2012 Second Quarter Activity

Acquisitions and Loan Originations

•
Acquired a $44.5 million first mortgage loan secured by a 326,000 square foot commercial building located in Ft. Lauderdale, Florida, known as the Broward Financial Center, for $42.8 million.  The Company subsequently received a payment of approximately $12.8 million, reducing the outstanding principal balance to $30.0 million.  The Company modified the loan to waive the late charge, extend the term of the loan to October 15, 2012, increase the interest rate to 9.836% and provide for an exit fee.  The property contains 47,000 square feet of retail and 279,000 square feet of office space and is 74.4% leased.

•
Acquired from its joint venture partner, Marc Realty, its 20% non-controlling interest in the entity which owns the property located at One East Erie in Chicago, Illinois for $5.85 million.  The property contains 126,000 square feet of retail and office space consisting of the first six floors in a mixed use building together with 208 parking spaces.  The Company now owns 100% of the property.

•
Originated a $9.0 million mezzanine loan collateralized by 100% of the member interests in the owner of the  104,000 square foot, 12-story building located at 127 West 25th Street in Manhattan, New York.  The loan bears interest at a rate equal to the greater of 14% per annum or LIBOR plus 10%, requires payment of principal and interest and matures April 30, 2015.  In connection with the loan origination, the Company received a 1% origination fee of $90,000 and commitment fees totaling $591,500.

•
Originated a $2.25 million first mortgage loan which bears interest at 12% per annum and matures on April 5, 2014, with one, one-year extension right.  Payments are interest only payable monthly with a balloon payment due at maturity.  The loan is collateralized by a 45,655 square foot, two-story multi-tenant office building located at 4545 East Shea Boulevard in Phoenix, Arizona.

•
Entered into an agreement to acquire a 284 unit multi-family property for $17.5 million.  The property, Lake Brandt Apartments, is located in Greensboro, North Carolina and is presently 94% occupied.  In connection with this acquisition, it is expected that the Company will assume the existing $13.6 million non-recourse mortgage loan which bears interest at 6.22% per annum, matures on August 1, 2016 and requires payments of interest only.  The closing is expected to occur in September or October 2012. There can be no assurance that the Company will complete the transaction as described.

•
Contributed an additional $5.5 million to the Company’s Vintage Housing Holdings LLC (“VHH”) equity investment platform.  In connection with the transaction, VHH acquired a general partner interest and development fees relating to a residential development project referred to as Vintage at Urban Center, a tax credit apartment community in Lynwood, Washington with a proposed village development of 395 multi-family rental units and 4,000 square feet of retail space.

Dispositions and Loan Asset Repayments

•
Sold the Company’s non-Westinghouse portion of the Churchill, Pennsylvania operating property for $914,000.  The Company provided a financing commitment to the buyer of $675,000.  At closing, the Company provided $324,000 of financing to cover buyers expenses and taxes due.  An additional $175,000 will be advanced on each of August 20, 2012 and November 20, 2012 directly to the taxing authority to cover taxes due on the sold parcel.  The loan is interest only, at LIBOR +3.75% and matures June 1, 2015.

•
Sold to Marc Realty, the Company’s equity interest in 30 North Michigan for $10.3 million, of which $6.55 million was financed by the Company with a secured promissory note which bears interest at 10% per annum and requires payments of interest only and matures May 31, 2015. The note was fully satisfied on August 3, 2012.

•	Sold to Marc Realty, all of the Company’s equity interest in 2720 River Road, 2000-2060 Algonquin Road and Ridgebrook equity investments for an aggregate of $2.1 million.

•	Received payment of approximately $19.6 million resulting in an annualized return of 47.8% that satisfied the Company’s 160 Spear mortgage and mezzanine loans.

•	Received repayment of approximately $20.0 million resulting in an annualized return of 15.8% that satisfied the Company’s Magazine multi-family mezzanine loan.

Subsequent to Quarter End

•
Obtained a $13.5 million first mortgage loan secured by the recently acquired 320 Unit Class A multi-family property in Memphis, Tennessee, known as Waterford Place.  The loan bears interest at 3% annually, and requires monthly payments of principal and interest and matures on August 1, 2014, subject to two, one-year extensions.

•
The Company and Marc Realty each contributed approximately $3.5 million to pay off the existing first mortgage loan collateralized by their joint venture investment in the property located at 223 West Jackson in Chicago, Illinois.

•
On August 6, 2012, an entity (“10 Metrotech”) in which the Company holds a one-third interest, acquired for $32,500,000 the senior participation in the loan secured by the property located at 625 Fulton Avenue, Brooklyn, New York. 10 Metrotech previously acquired the $21,000,000 junior participation for a nominal amount. As a result, 10 Metrotech now holds the entire mortgage loan. Following consummation of the acquisition, 10 Metrotech entered into a forbearance agreement with the borrower pursuant to which, among other things, (i) the interest rate on the loan was increased to 9%, (ii) the principal amount of the loan was reset to $40,000,000 and (iii) 10 Metrotech agreed to forbear from foreclosing on the property pursuant to current maturity default for two years, subject to any further defaults by the borrower.

Financial Results

Financial results for the three and six months ended June 30, 2012 and 2011 are as follows (in thousands except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$13,257	$11,234	$25,797	$22,220
Interest, dividends and discount accretion	5,778	5,094	11,296	14,766
	19,035	16,328	37,093	36,986
Expenses
Property operating	3,779	3,987	8,331	8,032
Real estate taxes	1,017	1,087	2,271	2,342
Depreciation and amortization	4,479	3,312	8,198	6,793
Interest	3,512	3,963	7,301	8,576
General and administrative	3,264	2,758	6,295	5,282
State and local taxes	143	48	149	77
	16,194	15,155	32,545	31,102
Other income (loss)
Earnings from preferred equity investments	-	158	-	241
Equity in income of equity investments	586	2,875	1,010	1,520
Realized gain on sale of securities carried at fair value	15	7	41	131
Unrealized (loss) gain on securities carried at fair value	(791)	(723)	4,141	163
Unrealized (loss) gain on loan securities carried at fair value	(88)	34	76	2,847
Gain on sale of equity investment	232	-	232	-
Interest income	90	443	192	536
	44	2,794	5,692	5,438

Income from continuing operations	2,885	3,967	10,240	11,322

Discontinued operations
Income (loss) from discontinued operations	-	90	(3)	137
Consolidated net income	2,885	4,057	10,237	11,459
(Income) loss attributable to non-controlling interests	473	(329)	1,374	(533)
Net income attributable to Winthrop Realty Trust	3,358	3,728	11,611	10,926
Income attributable to non-controlling redeemable preferred interest	-	(58)	-	(117)
Income attributable to Series D Preferred Shares	(2,787)	-	(3,712)	-
Net income attributable to Common Shares	$571	$3,670	$7,899	$10,809

Per Common Share Data – Basic
Income from continuing operations	$0.02	$0.11	$0.24	$0.36
Income from discontinued operations	-	-	-	-
Net income attributable to Winthrop Realty Trust	$0.02	$0.11	$0.24	$0.36

Per Common Share Data – Diluted
Income from continuing operations	$0.02	$0.11	$0.24	$0.36
Income from discontinued operations	-	-	-	-
Net income attributable to Winthrop Realty Trust	$0.02	$0.11	$0.24	$0.36

Basic Weighted-Average Common Shares	33,064	32,573	33,058	29,841
Diluted Weighted-Average Common Shares	33,064	32,574	33,058	29,842

Comprehensive income
Consolidated net income	$2,885	$4,057	$10,237	$11,459
Change in unrealized gain (loss) on interest rate derivative	(25)	-	(57)	63
Comprehensive income	$2,860	$4,057	$10,180	$11,522

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three and six months ended June 30, 2012 and 2011 (in thousands, except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net income attributable to Winthrop Realty Trust	$3,358	$3,728	$11,611	$10,926
Real estate depreciation	2,747	2,086	5,261	4,204
Amortization of capitalized leasing costs	1,732	1,226	2,937	2,591
Real estate depreciation and amortization of unconsolidated interests	3,992	2,376	7,654	4,639
Gain on sale of equity investments	(232)	-	(232)	-
Impairment loss on equity investments	-	3,800	-	3,800
Less: Non-controlling interest share of real estate depreciation and amortization	(713)	(789)	(1,445)	(1,581)

Funds from operations	10,884	12,427	25,786	24,579
Series C Preferred Share dividends	-	(58)	-	(117)
Series D Preferred Share dividends	(2,787)	-	(3,712)	-
Allocations of earnings to Series B-1 Preferred Shares	-	(11)	-	(78)
Allocations of earnings to Series C Preferred Shares	-	(39)	-	(92)
FFO applicable to Common Shares-Basic	$8,097	$12,319	$22,074	$24,292

Weighted-average Common Shares	33,064	32,573	33,058	29,841

FFO Per Common Share-Basic	$0.24	$0.38	$0.67	$0.81

Diluted
Funds from operations (per above)	$10,884	$12,427	$25,786	$24,579
Series C Preferred Share dividends	-	(58)	-	(117)
Series D Preferred Share dividends	(2,787)	-	(3,712)	-
Allocation of earnings to Series B-1 Preferred Shares	-	(11)	-	(78)
Allocation of earning to Series C Preferred Shares	-	(39)	-	(92)
FFO applicable to Common Shares	$8,097	$12,319	$22,074	$24,292

Weighted-average Common Shares	33,064	32,573	33,058	29,841
Stock options	-	1	-	1
Series B-1 Preferred Shares	-	-	-	-
Series C Preferred Shares	-	-	-	-
Diluted weighted-average Common Shares	33,064	32,574	33,058	29,842
FFO Per Common Share - Diluted	$0.24	$0.38	$0.67	$0.81

The Company has adopted the revised definition of Funds from Operations (“FFO”), adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The Company’s management considers FFO to be an appropriate measure of performance of a REIT. The Company calculates FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items), for gains (or losses) from sales of properties, real estate related depreciation and amortization, and adjustment for unconsolidated partnerships and ventures and impairments. The Company’s management believes that in order to facilitate a clear understanding of the Company’s historical operating results, FFO should be considered in conjunction with net income as presented in the consolidated financial statements included elsewhere herein. The Company’s management considers FFO to be a useful measure for reviewing its comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITs or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO is not a GAAP financial measure and should not be considered as an alternative to net income (loss), the most directly comparable financial measure of the Company’s performance calculated and presented in accordance with GAAP, as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to pay dividends. The Company believes that to further understand the Company’s performance, FFO should be compared with the Company reported net income and considered in addition to cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

Based on the October 31, 2011 and January 6, 2012 updated guidance on reporting FFO, the Company has excluded impairment losses on depreciable real estate as well as other-than-temporary impairment on equity method joint ventures in the calculations of FFO and have restated prior period calculations to be consistent with this presentation. The other-than-temporary impairments have been excluded as they relate to decreases in the fair value of depreciable real estate held by the investee.

Consolidated Balance Sheets:
(in thousands, except share data)

	June 30,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$39,575	$36,495
Buildings and improvements	350,243	327,337
	389,818	363,832
Less: accumulated depreciation	(49,818)	(44,556)
Investments in real estate, net	340,000	319,276

Cash and cash equivalents	43,959	40,952
Restricted cash held in escrows	10,678	3,914
Loans receivable, net	123,872	114,333
Accounts receivable, net of allowances of $397 and $639, respectively	19,261	16,140
Securities carried at fair value	34,079	28,856
Loan securities carried at fair value	5,385	5,309
Preferred equity investments	5,500	5,520
Equity investments	146,221	162,142
Lease intangibles, net	34,678	36,305
Deferred financing costs, net	1,081	1,180
Assets held for sale	6	6
TOTAL ASSETS	$764,720	$733,933

LIABILITIES
Mortgage loans payable	$229,891	$230,940
Non-recourse secured financings	29,150	29,150
Revolving line of credit	-	40,000
Accounts payable and accrued liabilities	16,696	16,174
Dividends payable	5,373	5,369
Deferred income	1,010	502
Below market lease intangibles, net	2,602	2,962
TOTAL LIABILITIES	284,722	325,097

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares outstanding at June 30, 2012 and 1,840,000 shares authorized and 1,600,000 shares outstanding at December 31, 2011	120,500	40,000
Common Shares, $1 par, unlimited shares authorized; 33,066,280 and 33,041,034 issued and outstanding at June 30, 2012 and December 31, 2011, respectively	33,066	33,041
Additional paid-in capital	617,862	626,099
Accumulated distributions in excess of net income	(314,091)	(311,246)
Accumulated other comprehensive loss	(149)	(92)
Total Winthrop Realty Trust Shareholders’ Equity	457,188	387,802
Non-controlling interests	22,810	21,034
Total Equity	479,998	408,836
TOTAL LIABILITIES AND EQUITY	$764,720	$733,933

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of August, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer